Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 11, 2024, with respect to the consolidated financial statements of TriSalus Life Sciences, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Denver, Colorado
May 30, 2025